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                                                                      EXHIBIT 5
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                                October 8, 1998

The Board of Directors of
Comdisco, Inc.
6111 North River Road
Rosemont, Illinois  60018

     Re:  Registration of $1.5 Billion in Debt Securities of Comdisco, Inc.
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Ladies and Gentlemen:

     Reference is made to the form of the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on or about October 9, 1998 (the "Registration Statement") by Comdisco, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to $1,500,000,000 in aggregate principal amount of Debt Securities of the Company (the "Debt Securities") and Common Stock as may be issuable from time to time upon conversion or exchange or Debt Securities to the extent such Debt Securities are, by their terms, convertible or exchangeable for Debt Securities pursuant to Rule 415 under the Act for issuance from time to time. At your request, this opinion is being furnished to you for filing as
Exhibit 5 to the Registration Statement.
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     I am familiar with the proceedings taken and proposed to be taken by the
Company in connection with the proposed authorization, issue and sale of the Debt Securities and related Common Stock, and I have examined the originals, or copies, certified or otherwise identified, of corporate records of the Company, certificates of public officials and the representatives of the Company, statutes and other documents and instruments, as the basis for the opinion hereinafter expressed.

     Based upon the foregoing examination, and in reliance thereon, I am of the opinion that when the Registration Statement has become effective, and subject to the terms of the Debt Securities and related Common Stock being otherwise in compliance with applicable law:

     1. The Debt Securities, when duly authorized, executed, authenticated and delivered in accordance with the terms of the applicable resolutions of the Board of Directors of the Company, any applicable indenture and any legally required consents, approvals, authorizations and other orders of the Commission or any other judicial or regulatory authorities required to be obtained, against payment therefor as described in the Registration Statement, will be legally
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Comdisco, Inc.
October 8, 1998
Page 2

issued and will be binding obligations of the Company, entitled to the benefits of any applicable indenture.

     2. All shares of Common Stock issuable on conversion or exchange of Debt Securities which by their terms are convertible or exchangeable for Common Stock will be legally issued, fully paid and non-assessable shares of the Company.

     The foregoing opinion is subject to (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) with respect to the enforceability of any agreement, to general principles of equity (regardless of whether such enforceability is considered in an action at law or in equity).

     I am qualified to practice law in the State of Illinois and do not purport to be an expert on, or to express any opinion herein concerning any law other than the laws of the State of Illinois, the corporation laws of the State of Delaware, and the federal laws of the United States. Without limiting the generality of the foregoing, I express no opinion as to the effect of the law of any jurisdiction other than the State of Illinois or the corporate law of Delaware.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption "LEGAL MATTERS" in the Prospectus forming a part of the Registration Statement.

                                    Very truly yours,


                                    /s/ Jeremiah M. Fitzgerald
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                                    Jeremiah M. Fitzgerald
                                    Vice President and
                                    General Counsel